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                                                                    EXHIBIT 10.1


                 SUNTRUST LEASING CORPORATION COMMITMENT LETTER

                                 USA TRUCK, INC.


                         USA TRUCK, INC. LEASE PROPOSAL

LESSOR:                           SunTrust Leasing Corporation and/or its
                                  assignee or nominee

LESSEE:                           USA Truck, Inc.

EQUIPMENT:                        Up to 230 New 2000 and 2001 Model Freightliner
                                  Tractors

ESTIMATED EQUIPMENT COST:         $16,500,000.00

BASIC TERM:                       42 Months

BASIC TERM COMMENCEMENT DATE:     Fundings under this lease line shall be
                                  completed between January 15, 2000 and
                                  December 31, 2000. The Basic Term will
                                  commence on the 30th day of the month
                                  following the date of the Lease Schedule.

BASIC TERM RENTALS:               Lease Rentals will be payable monthly in
                                  arrears from the Basic Term Commencement Date.

                                  Base Lease             Monthly Rental Factor
                                  Commencement Date      (As a % of Equip. Cost)
                                  -----------------      -----------------------
                                  January 15, 2000             1.71097
                                  February 15, 2000            1.70676
                                  March 15, 2000               1.70246
                                  April 15, 2000               1.69879
                                  May 15, 2000                 1.69669
                                  June 15, 2000                1.68903
                                  July 15, 2000                1.67892
                                  August 15, 2000              1.67294
                                  September 15, 2000           1.66673
                                  October 15, 2000             1.66314
                                  November 15, 2000            1.65738
                                  December 15, 2000            1.64540

                                  The above Monthly Rental Factor is based on current market conditions as of December 30, 1999. As of this date the yield for the Three
                                  (3) Year Treasury Note is 6.20%. The Monthly
                                  Rental Factor will be adjusted upward or downward by .011704% for every 25 basis points change in the yield of the 3-Year Treasury, or pro rata share thereof. On the Acceptance Date, the then prevailing Lease Rate Factor shall be determined by the Lessor and shall remain fixed for the Base Lease Term.


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INTERIM LEASE TERM AND RENT:      The Interim Lease Term will run from the date
                                  the Equipment is accepted by the Lessee to (but not including) the Basic Term Commencement Date. Interim Rent will be paid by the Lessee on the Basic Term Commencement Date in an amount equal to the daily equivalent of the Basic Term Rentals.

END OF TERM OPTIONS: At the end of the Basic Term, the Lessee shall have the option of purchasing the Equipment or returning the Equipment to the Lessor in accordance with the terms described below.

TERMINATION:                      At the satisfactory conclusion of the Basic
                                  Term, the Lessee shall have the option to purchase all, but not less than all, of the equipment on a Lease Schedule. In this event, the Lessee will have a purchase price as follows:

                                  Forty-Five Percent (45%) of the Equipment Cost

         In the event the Lessee chooses to return the Equipment, the Lessor will sell the Equipment. If the Net Proceeds of the sale (after expenses) are greater than the Purchase Price, the excess proceeds will be returned to the Lessee. If the Net Proceeds are less than the Purchase Price, the difference between the proceeds and the Purchase Price will be paid by the Lessee to the Lessor as a final Rental Payment then due.

LEASE RENTAL AND ASSUMPTIONS:     The rentals quoted in this TRAC Lease Proposal
                                  are based on the following assumptions and are subject to adjustment should any or all of such assumptions not be valid:

                                  1. The Lessor will be entitled to depreciate the Equipment and all of the Equipment will qualify for accelerated depreciation, utilizing a depreciable life of Three (3) years for the Equipment.

                                  2. To support the Lessor's tax treatment of the Lease as a true lease, the Lessee may be required to furnish an independent expert appraisal to the effect that at the end of the Basic Lease Term (a) the Equipment will have a fair market value of at lease twenty percent (20%) of its original cost, and (b) the Equipment will have a remaining useful life of the longer of one year or twenty percent (20%) of the originally estimated useful life of the Equipment.

                                  3. At the time the Lessor becomes the owner of the equipment, the Equipment will be new, tangible personal property and the Lessee will be deemed to be the original user thereof.

EARLY TERMINATION:                In the event that any item of Equipment is (I)
                                  damaged or destroyed to such extent that it cannot be reasonably restored to normal operating condition or (II) seized or condemned by governmental authorities (i.e., eminent domain) or (III) lost due to theft or disappearance for a period in excess of 45 days, the Lease with respect to such Equipment will terminate and the Lessee thereof will pay the Stipulated Loss Value with respect thereto.


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NET LEASE:                        The Lease will be a net lease in that the
                                  Lessee will be responsible for any and all costs and expenses in connection with the Equipment, including sales and use taxes, and any other taxes with the exception of federal and state net income taxes on the net income of the Lessor. The Lessee is also responsible for maintaining and insuring the Equipment and for all fees, insurance premiums, operations, maintenance, repair, rebuilding and other charges related to the use or possession of the Equipment.

FEDERAL TAX INDEMNIFICATION:      The Lessee will indemnify the Lessor for any
                                  loss or deduction in federal tax benefits based on the tax assumptions outlined above if such loss or reduction is caused by (i) any breach, inaccuracy or incorrectness of any representation, warranty or covenant made by the Lessee, (ii) the acts of omissions (not including the execution of documents contemplated hereby or any act or omission expressly required or expressly permitted by such documents) of the lessee, or (iii) any change in federal law with an effective date that precedes the date of acceptance of the Equipment for lease by the Lessee. If an Investment Tax Credit provision is passed, benefit will flow to Lessee at the same lease rate as indicated in this proposal.

MAINTENANCE:                      Lessee will maintain the Equipment leased by
                                  it so that it remains in good operating
                                  condition (ordinary wear and tear excepted) and in compliance with any and all applicable laws, regulations and state inspections.

DOCUMENTATION:                    This Proposal is not intended to address all
                                  the final legal and documentation matters pertaining to this Lease. The lease documentation will represent the final legal agreement. The lease documentation will be furnished by the Lessor.

CREDIT APPROVAL:                  This Proposal Letter is subject to the credit
                                  approval of SunTrust Leasing Corporation.


SUNTRUST BANK

By: /s/ TIM W. WAGNER
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Title: First Vice President
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The undersigned accepts and agrees to the lease terms of this commitment this the 6th day of January, 2000.

USA TRUCK, INC.

By: /s/ JERRY D. ORLER
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Title:  CFO and Secretary
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